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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the use of our report dated March 19, 2001 (except Note 10, as to which the date is June 22, 2001), with respect to the financial statements of Pilot Therapeutics, Inc. included in the Current Report on Form 8-K of Interallied Group, Inc. dated August 24, 2001, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Greensboro, North Carolina
August 24, 2001